Exhibit 10.4.4

SECURITY AGREEMENT (FLOATING CHARGE)

Made and executed this 29 day of December 2017

WHEREAS,	the undersigned, MedyMatch Technology Ltd., a limited liability private company, no. 514972785, organized and existing under the laws of the State of Israel, with its registered office at 76 Yigal Alon, Tel Aviv, 6706701, Israel (hereinafter: the “Borrower”), intends to receive from the undersigned lenders, South Florida Biotech Ventures, LLC (“SFBV”), a limited liability company organized in the State of Florida, with its registered office at 445 W. 40th Street, Miami Beach, FL 33140, and Palladium Capital Advisors LLC, a limited liability company organized in the State of Delaware, with its registered office at 10 Rockefeller Plaza, Suite 909, New York, NY 10020 (hereinafter: together, the “Lenders”), secured bridge loans convertible into shares, pursuant to, for such purpose and on such conditions as specified in the provisions of the Secured Convertible Note of each Lender issued in connection with that certain Securities Purchase Agreement (the “SPA”) entered into by and between the Lenders and the Borrower on December 29, 2017 (hereinafter, as may be amended, modified, restated, replaced or supplemented from time to time in accordance with its terms, the “Notes”); and

THEREFORE,	it has been agreed that the Borrower shall secure the repayment of the various amounts of money which the Borrower may owe and/or may be liable to the Lenders or their affiliates in connection with the Notes, all in accordance with the terms hereinafter contained.

Any terms not otherwise defined in this Security Agreement shall have the meaning attributed thereto in the Notes or the other Loan Documents (as defined in the Notes), as applicable.

NATURE OF THE SECURITY AGREEMENT

1.	This Security Agreement has been made to secure the full and punctual payment of all the sums due and to become due to the Lenders or their affiliates from the Borrower in connection with the Notes, which are payable prior to the realization of the collateral security to which this Security Agreement is applicable or subsequent thereto, whether due absolutely or contingently, directly or indirectly, unlimited in amount, together with interest, commissions, charges, fees and expenses of whatever nature, including costs of realising the collateral security, reasonable lawyers fees, insurance, stamp duty and any other payments arising from this Security Agreement and together with any nature of linkage differences due and becoming due from the Borrower to the Lenders and/or their affiliates in any manner whatsoever in respect of linked principal and interest and any other linked sum (all the foregoing sums being jointly and severally hereinafter referred to as the “Secured Sums”).

THE CHARGE

2.	As collateral security for the full and punctual payment of all of the Secured Sums (whether at stated maturity, acceleration or otherwise), the Borrower hereby absolutely and unconditionally charges in favor of the Lenders and their successors by way of a first ranking floating charge, all of the Borrower’s property, assets and rights, now or at any time belonging to or acquired by the Borrower and the profits and benefits derived therefrom, including without derogating from the generality of the aforementioned, the property, assets and rights set forth below (hereinafter together, the “Assets Subject to a Floating Charge”):

(a)	All the assets, monies, property and rights of any kind whatsoever without exception, whether now or hereafter at any time in the future owned by or in the possession of the Borrower in any manner or way whatsoever (including, for the avoidance of any doubt, and without limitation, all accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any Intellectual Property Rights);

(b)	All the current assets, without exception, now or hereafter at any time in the future owned by or in the possession of the Borrower in any manner or way whatsoever, the expression ‘current assets’ meaning all the assets, monies, property and rights of any kind with the exception of land, buildings and fixtures;

(c)	All the fixed assets now or hereafter at any time in the future owned, belonging to, acquired by or in possession of the Borrower in any manner or way whatsoever, the expression ’fixed assets’ to include, inter alia, equipment, land, buildings, fixtures and fittings and fixed plant and machinery thereon;

(d)	All the stocks, shares, debentures, bonds, notes, instruments, Bills drawn or made by others, securities and other documents or instruments of any kinds owned by the Borrower and/or which the Borrower has any right in connection thereto or is entitled to give instructions to sell now and at any time in the future, held by the Lenders and/or by others and/or any rights in respect thereof;

(e)	All rights in land and/or all contractual rights under agreements between the Borrower and the Israel Lands Administration and/or the Israel Development Authority and/or the Jewish National Fund and/or any other parties, now or hereafter existing at any time whatsoever.

3.	As further collateral security for the full and punctual payment of all of the Secured Sums, the Borrower hereby absolutely and unconditionally pledges and charges to the Lenders and their successors by way of a first ranking fixed pledge and charge the uncalled and/or called but unpaid share capital of the Borrower and the reputation and goodwill of the Borrower, as presently and in the future at any time existing (hereinafter, the “Charged Assets”).

4.	As further collateral security for the full and punctual payment of all of the Secured Sums, the Borrower hereby absolutely and unconditionally assigns to the Lenders by way of first ranking fixed charge and pledge all rights, claims and remedies of the Borrower, including without limitation, any right to exemptions, relief, or reduction under and deriving from the Income Tax Ordinance [New Version], 5721-1961 and/or the Land Appreciation Tax Law, 5723-1963 and/or the Property Tax and Compensation Fund Law, 5721-1961 and/or any other applicable law (hereinafter, the “Charged Rights”).

5.	As further collateral security for the full and punctual payment of all the Secured Sums, the Borrower hereby, absolutely and unconditionally, pledges and charges to the Lenders all securities, documents and instruments, Bills drawn or made by others which the Borrower has delivered or may deliver to the Lenders from time to time whether for collection, safekeeping or otherwise (hereinafter, the “Charged Documents”) and upon the delivery thereof shall be and be deemed pledged and charged to the Lenders by way of a first ranking fixed pledge and charge according to the terms of this Security Agreement, the provisions of which, mutatis mutandis, shall apply to the charge and pledge thereof. The Lenders shall be exempt from taking any action whatsoever in connection with the Charged Documents and shall not be liable for any loss or damage which may be caused in connection therewith and the Borrower undertakes to indemnify the Lenders in any event that the Lenders are sued for any such loss or damage by others.

The Borrower hereby waives in advance any defense based on prescription in relation to the Charged Documents.

6.	The Assets Subject to a Floating Charge, the Charged Assets, the Charged Rights and the Charged Documents shall be hereinafter called the “Charged Property”.

The pledge and charge created by operation of this Security Agreement shall apply to all and any rights to compensation or indemnity which may accrue to the Borrower by reason of the loss of, damage to or appropriation of the Charged Property.

DECLARATIONS OF THE BORROWER

7.	The Borrower hereby declares as follows:

(a)	That the Charged Property is not charged, pledged or attached in favor of any other persons or parties other than any charge, pledge or attachment created by any Permitted Lien (as defined in the Notes), provided however, that to the extent that such Permitted Liens are specific first ranking limited-in-amount liens created by Borrower in favor of another bank or financial institution, then, with respect to each such Permitted Lien, for as long as it is in effect, the terms of this Security Agreement, including without limitation, the definition of “Charged Property” hereunder shall be construed in a manner to give full force and effect to such Permitted Liens and enable this Security Agreement to be enforced to the maximum extent possible under any applicable law.

(b)	That the Charged Property is, in its entirety, in the exclusive possession and ownership of the Borrower, or in the possession or under the control of the Lenders.

(c)	That no restriction or condition of law or any agreement exists or applies to the ability of the Borrower to transfer or charge the Charged Property.

(d)	That the Borrower is capable of and entitled to charge the Charged Property.

(e)	That no assignment of rights or other disposition has occurred derogating from the value of the Charged Property.

(f)	The Borrower has received all permits, consents and authorizations that shall be necessary or required to consummate this Security Agreement.

COVENANTS OF THE BORROWER

8.	The Borrower hereby covenants so long as this Security Agreement is in effect and until the Lender(s) holding the majority of the outstanding loan amounts and interest under the Notes (the “Lender Majority”) confirm in writing that this Security Agreement has been terminated in accordance with its provisions, as follows:

(a)	To hold the Charged Property in accordance with the provisions of the Notes and this Security Agreement;

(b)	Reserved;

(c)	To use and deal with the Charged Property with a reasonable degree of care and to notify the Lenders of any case of disrepair, damage, loss, fault or defect materially affecting same, except in the event cause by reasonable wear and tear or as a result of disrepair or aging in the ordinary course of business, as long as the aforesaid wear and tear or aging, with notice or without notice or upon the expiration of time, will not cause any of the events listed in Section 15 below, and to remedy any disrepair, damage, fault or defect materially affecting the Charged Property due to use or for any other reason, and to be liable towards the Lenders for any disrepair, damage, fault or defect as aforesaid;

(d)	Upon reasonable notice to Borrower, to allow any representative of the Lenders, at any time to inspect and examine, during the regular business hours of the Borrower, the condition of the Charged Property wherever the Charged Property may be situated;

(e)	Upon the occurrence of and during the continuance of any of the events listed in Section 15 below, upon the Lender Majority’s first demand, to deliver to the Lender Majority or to any bailee on its behalf, the Charged Property. In the event of the refusal of the Borrower to comply with the provisions of this sub-section, the Lender Majority may, upon the delivery of notice to but without the consent of the Borrower, remove the Charged Property from the Borrower’s possession and hold the same or deliver the same to a bailee on its behalf. Where the Charged Property has been so delivered to a bailee, the Lenders shall be exempt from any loss or damage which for any reason may be caused to the Charged Property;

(f)	To notify the Lenders forthwith of the levying of any attachment on the Charged Property, to forthwith notify the attachor of the charge in favor of the Lenders and to take at the Borrower’s own expense immediately and without delay all such measures as are required for discharging such attachment;

(g)	Not to charge or pledge in any manner or way the Charged Property by conferring any rights ranking pari-passu, prior to or deferred to the rights of the Lenders and not to make any assignment of any right which the Borrower may have in the Charged Property without receiving the prior written consent of the Lender Majority;

(h)	To be liable towards the Lenders for any defect in the Borrower’s title to the Charged Property and/or any default thereunder and to bear the responsibility for the authenticity, regularity and correctness of all the signatures, endorsements and particulars of any Bills, documents, instruments and securities which have been or may be delivered to the Lenders by way of collateral security;

(i)	To pay when due all taxes and compulsory payments levied against the Charged Property and/or the income accruing thereon under any law and to furnish the Lenders, at each of their request, with all the receipts for such payments. If the Borrower fails to make such payments when due, each Lender may, upon delivery to the Borrower of reasonable notice of such Lender’s intention to do so, pay the same for the account of the Borrower and debit the Borrower with the payment thereof coupled with expenses, and Interest at the Default Rate (as defined below). Such payments shall be secured by this Security Agreement;

(j)	Not to wind up, liquidate or dissolve, sell, exchange, lease, transfer or otherwise dispose of all or substantially all its properties or other assets;

(k)	Reserved;

(l)	Not to create, incur, assume or allow by any other means to be created or exist any Lien (as defined under the SPA) on any of its property, or assign or convey any right to receive income, including the sale of any Borrower accounts, or permit any of its subsidiaries to do so, or permit or allow any collateral not to be subject to the first priority security interest granted in the Notes, or the charges granted hereunder, or enter into any agreement, document, instrument or other arrangement (except with or in favor of all of the Lenders) with any Person (as defined in the Notes) which directly or indirectly prohibits or has the effect of prohibiting Borrower, or any of its subsidiaries from assigning, mortgaging, pledging, granting a security interest or charge in, over or upon, or encumbering any of Borrower’s and/or its subsidiaries’ intellectual property.

9.	The Borrower undertakes to notify the Lenders forthwith:

(a)	of any claim of right to any collateral security given to the Lenders to which this Security Agreement is applicable and/or of any execution or injunction proceedings or other steps taken to attach, preserve or realise any such collateral security;

(b)	of the occurrence of any of the events enumerated in Section 15 hereof;

(c)	of any material reduction in value of any collateral security granted or which may be granted by the Borrower (including any default under any agreement related to the accounts of the Charged Property or the infringement of any of Borrower’s intellectual property);

(d)	of any application filed for the winding-up of the Borrower’s affairs or for the appointment of a receiver over the Borrower’s assets as well as any resolution regarding any structural change in the Borrower or any intention to do so;

(e)	of any change of address of the Borrower.

INSURANCE

10.	Reserved.

11.	All the rights of the Borrower deriving from the insurance of the Charged Property, including rights under the Property Tax and Compensation Fund Law, 5721-1961, as in force at any relevant time and under any other law, whether or not assigned to the Lenders as aforesaid, are hereby, absolutely and unconditionally, charged and pledged to the Lenders by way of a first ranking fixed charge and pledge.

INTEREST

12.	The Lenders shall be entitled to calculate interest on the Secured Sums at such rate as has been or may be agreed upon from time to time between the Lenders and the Borrower according to the terms of the Notes.

REPAYMENT DATES

13.	The Borrower hereby undertakes to pay the Lenders all and any of the Secured Sums promptly on the maturity dates prescribed or which may be prescribed therefor from time to time.

14.	The Lender Majority may decline to accept any prepayment of the Secured Sums or pay part thereof prior to the date of maturity thereof and the Borrower shall not be entitled to redeem all or any of the Charged Property by discharging the Secured Sums and/or any part thereof prior to their prescribed maturity dates.

Neither the Borrower nor any person having a right liable to be affected by the pledges and charges hereby created or the realisation thereof shall have any right under Section 13(b) of the Pledge Law, 5727-1967, or any other statutory provisions in substitution therefor.

15.	Without derogating from the generality of the provisions of this Security Agreement, the Lender Majority shall be entitled to demand the immediate payment of the Secured Sums and to debit any account of the Borrower with the amount thereof in any one of the events enumerated below or in Section 8 of the Notes, in which case the Borrower undertakes to pay the Lenders (in the manner set forth in Sections 35-40 below) all of the Secured Sums, and the Lender Majority shall be entitled to take whatever steps they sees fit for the collection of the Secured Sums and in particular to crystallise the floating charge on the Assets Subject to a Floating Charge as provided in Section 19(a) hereof and to realise, at the Borrower’s expense, the Charged Property by any means allowed by law:

(a)	The Borrower is in breach of any of its obligations, undertakings, representations or warranties under this Security Agreement (the foregoing shall not derogate from any right, under any law, granted to any Lender in respect of any other breach); and/or;

(b)	There occurs and continues to subsist an event which gives the Lenders right to demand payment, under any document signed between the Borrower and the Lenders (including, inter alia, under the Notes and the other Loan Documents), provided that any period (if any) given to the Borrower to effect such payment under such document shall have elapsed and as long as such payment is not actually effected.

RIGHTS OF THE LENDERS

16.	The Lenders shall have the right of possession, lien, set-off and charge over any amounts, assets and/or rights including securities, coins, gold, banknotes, documents in respect of goods, insurance policies, Bills, assignments of rights, deposits, collaterals and their countervalue, in the possession of or under the control of the Lenders at any time for or on behalf of the Borrower, including such as have been delivered for collection, as security, for safe-keeping or otherwise. Upon the occurrence of and during the subsistence of any of the events set forth in Section 15 above, the Lenders shall be entitled to retain the said assets until payment in full of the Secured Sums or to realize said assets by selling them and applying the countervalue thereof in whole or in part toward payment of the Secured Sums.

17.	The Borrower confirms that each Lenders’ books, accounts and entries shall be binding upon the Borrower, shall be deemed to be correct and shall serve as prima facie evidence against the Borrower in all their particulars, including all reference to the computation of the Secured Sums, the particulars of the Bills, guarantees and other collateral securities and any other matter related hereto.

18.	Without derogating from the other provisions contained in this Security Agreement, any waiver, extension, concession, acquiescence or forbearance (hereinafter “Waiver”) on the Lenders’ part as to the non-performance, partial performance or incorrect performance of any of the Borrower’s obligations pursuant to this Security Agreement, such Waiver shall not be treated as a waiver on the part of the Lenders of any rights but as a limited consent given in respect of the specific instance. For the avoidance of doubt, any Waiver on behalf of the Lenders shall be made solely by the Lender Majority.

19.	Upon the occurrence of and during the subsistence of any of the events set forth in Section 15 above:

(a)	The Lender Majority shall be entitled to notify the Borrower of the crystallisation immediately or on a date specified by the Lender Majority of the floating charge over the Charged Property or any part thereof and to adopt all the measures it deems fit in order to recover the Secured Sums and realize all of the Lenders’ rights hereunder, including the realization of the Charged Property, in whole or in part, and to apply the proceeds thereof to the Secured Sums without the Lenders first being required to realize any other guarantees or collateral securities, if such be held by the Lenders.

(b)	Should the Lender Majority decide to realize securities, Bills and other negotiable instruments, in accordance with Section 4(2) of the Pledge Law 5727-1967, then a three (3) day advance notice regarding the steps that the Lenders intends to take shall be deemed to be reasonable advance notice for the purpose of Section 19(b) of the Pledge Law, 5727-1967, or any other statutory provisions in substitution therefor. In the event that reasonable advance notice is required to realize the securities in the United States, Europe or in another jurisdiction, then said three (3) advance notice period shall be deemed to be reasonable advance notice for the purpose of the statutory provisions applicable thereto.

(c)	As long as the Secured Sums are not paid in full, the Lender Majority may, as agent of the Lenders, and as attorney-in-fact of the Borrower (and, for the purpose hereof, the Borrower irrevocably appoints the Lender Majority to be their attorney-in-fact), sell all or any of the Charged Property by public auction or otherwise, by itself or through others, for cash or instalments thereof or otherwise, at a price and on such terms as the Lender Majority in its absolute discretion shall deem fit, and likewise the Lender Majority may of their own accord or through the court or an execution office, realize the Charged Property or any other property, inter alia, by appointing a receiver or receiver and manager on behalf of the Lenders, who shall be empowered, inter alia,:

(1)	to call in all or any part of the Charged Property.

(2)	to carry on or to participate in the management of the business of the Borrower, as they see fit.

(3)	to sell or agree to the sale of the Charged Property, in whole or in part, to dispose of same or agree to dispose of same in such other manner on such terms as they deem fit.

(4)	to make such other arrangement regarding the Charged Property or any part thereof as they deem fit.

(d)	All income to be received by the receiver or the receiver and manager from the Charged Property as well as any proceeds to be received by the Lenders and/or by the receiver or receiver and manager from the sale of the Charged Property or any part thereof shall be applied to the Secured Sums pari-passu in accordance with the Lenders’ Proportionate Share.

20.	Should the payment date of the Secured Sums or any part thereof not yet have fallen due at the time of the sale of the Charged Property, or the Secured Sums be due to the Lenders contingently only, then the Lenders shall be entitled to recover out of the proceeds of the sale an amount sufficient to cover the Secured Sums and the amount so recovered shall be charged to the Lenders as security for, and be held by the Lenders until the discharge in full of, the Secured Sums.

NATURE OF THE COLLATERAL SECURITY

21.	The collateral securities which have been or may be given to the Lenders under this Security Agreement shall be continuing and revolving securities and shall remain in force until all Secured Sums have been fully discharged and the Lender Majority has certified in writing that this Security Agreement is terminated.

22.	All collateral securities and guarantees which have been or may be given to the Lenders for payment of the Secured Sums shall be independent of one another.

23.	The nature and effect of the collateral securities to which this Security Agreement is applicable shall not be affected nor shall the validity of any of the securities and obligations of the Borrower hereunder be impaired or affected by any compromise, concession, granting of time or other like release consented to by the Lenders with respect to the Borrower or by any variation in the Borrower’s obligations towards the Lenders in connection with the Secured Sums or by any release or waiver by the Lenders of any other collateral security or guarantees.

24.	Upon the occurrence or during the subsistence of any of the events listed in Section 15 above, the Lenders may deposit all or any of the collaterals given or which may be given pursuant to this Security Agreement with a bailee of their own choosing, at their discretion and at the Borrower’s expense, and may substitute such bailee with another from time to time. The Lenders may register all or any of such collaterals with any competent authority in accordance with any law and/or in any public register. Actions taken under this Section 24 shall be at the discretion of the Lender Majority.

RIGHT OF ASSIGNMENT

25.	The Lenders may at any time, at their own discretion and without the Borrower’s consent being required, and provided that the Lender Majority’s consent has been granted and the assignee agrees to the terms and conditions hereof, assign this Security Agreement and the rights arising thereunder, including the Charged Property in whole or in part and any assignee may also reassign the said rights without any further consent being required from the Borrower (subject to the same conditions as aforesaid). Such assignment may be effected by endorsement on this Security Agreement or in any other way the Lenders or any subsequent assignor deems fit. For the avoidance of doubt, the Borrower is not entitled to assign or to transfer this Security Agreement and or any rights or obligations, in whole or in part, arising pursuant to this Security Agreement.

NOTICE OF OBJECTION

26.	The Borrower undertakes to promptly notify the Lenders in writing of any objection or contention it may have regarding any statement of account, extract thereof, certificate or notice received by it from the Lenders including information received through any means of automatic communications. Where no such objection or contention is received by the Lenders, then the Borrower will be deemed to have confirmed the correctness thereof.

EXPENSES

27.	All the expenses in connection with this Security Agreement and in any other documents signed between the Lenders and the Borrower in accordance therewith, including the fee for preparing credit and security documents, the stamping and registration of documents, and all and any expenses involved in the realization of the collateral security and institution of proceedings for collection (including fees of the Lenders’ lawyers), insurance, safe-keeping, maintenance and repair of the Charged Property shall be paid by the Borrower to the Lenders on their first demand, together with Interest at the Default Rate from the date demand was made and until payment in full, and all the above expenses together with interest thereon shall be secured by this Security Agreement until discharged in full. The Lenders may debit the Borrower with the aforesaid expenses, together with interest thereon.

TERMINATION

28.	Upon the indefeasible repayment in full of the Secured Sums or the conversion of the Secured Sums into shares in the Borrower in accordance with the terms of the Notes, this Security Agreement shall automatically terminate and be of no further force and effect; furthermore, the Lenders agree to thereupon, as expeditiously as possible, deliver all documents necessary to effect the termination of the pledge and charge created by operation of this Security Agreement, including the filings with the Israeli Companies Registrar and other applicable filings.

INTERPRETATION; AMENDMENT

29.	Any of the representations, warranties and covenants made by Borrower hereunder shall be in addition to, and shall not derogate in any manner from, any representations, warranties and covenants made by Borrower under the Notes or the other Loan Documents. In the event of a conflict between this Security Agreement and the Notes related to the calculation of the Secured Sums and/or any rights or available remedies of the Lenders with respect thereto (excluding the specific rights of the Lenders with respect to the creation and realization of the collateral security above), the provisions of the Notes shall prevail.

30.	In this Security Agreement - (a) the singular includes the plural and vice versa; (b) the masculine gender includes the feminine gender and vice versa; (c) “Bills” means: promissory notes, bills of exchange, cheques, undertakings, guarantees, sureties, assignments, bills of lading, deposit notes and any other negotiable instruments; (d) “Interest at the Default Rate” shall be such rate as set forth in the Notes or the other Loan Documents, as applicable; (e) the headings are only indicative and are not to be used in construing this Security Agreement; (f) the recitals hereto form an integral part hereof.

31.	Any term of this Security Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) with the written consent of the Borrower and the Lender Majority outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought (provided that any waiver by the Lenders, as a whole, shall be made by the Lender Majority); provided, however, that in the event additional Purchasers purchase Notes under the SPA at a Closing subsequent to the initial Closing, then, effective as of the date of such Closing, this Security Agreement shall be deemed to have been automatically amended to include such Purchasers as “Lenders” hereunder, and, in order to affect such amendment, the then-existing parties hereto and such Purchasers shall execute an amended agreement with the same terms as this Security Agreement, amended only to include such additional Lenders (and, for the avoidance of doubt, without changing the inter-lender provisions hereunder, including the requirement of a Lender Majority for amendments hereto).

32.	To the extent required, this Security Agreement may be translated into Hebrew for the sole purpose of the registration and filing of this Security Agreement with the Israeli Registrar of Companies and/or any other relevant Israeli official registrar. Notwithstanding the aforesaid, the executed English version of this Security Agreement shall prevail and supersede for all purposes and for all respects, in the event of any discrepancy or inconsistency between the English version and the translation thereof.

NOTICES AND WARNINGS

33.

(a)	Each communication to be made under this Security Agreement shall be made in writing and, unless otherwise stated, may be made also by facsimile transmission or by electronic mail.

(b)	Each communication or document to be made or delivered by each party to another pursuant to this Security Agreement shall (unless that other party has by written notice, specified another address) be made or delivered to that party, addressed as follows:

(i)	if to the Borrower:

MedyMatch Technology Ltd.

76 Yigal Alon, Floor 5

Tel Aviv, Israel 6706701

Phone: 972-52-3237334+

Attn.: Michael Rosenberg, CFO

Email: mrosenberg@medymatch.com

with a copy to (which shall not constitute notice):

Meitar Liquornik Geva Leshem Tal

Abba Hillel 16

Ramat Gan, Israel, 5250608

Phone: 972-3-610-3100+

Fax: 972-3-610-3111+

Email: dglatt@meitar.com

(ii)	if to the Lenders:

South Florida Biotech Ventures, LLC

445 W. 40th Street

Miami Beach, FL 33140

Fax:

Email: mgman@bullhunterllc.com

Palladium Capital Advisors LLC

10 Rockefeller Plaza, Suite 909

New York, New York 10020

Fax: (646) 390-6328.

Email: mhartstein@palladiumcapital.com

with a copy to (which shall not constitute notice):

Grushko & Mittman, P.C.

515 Rockaway Avenue, Valley Stream

New York 11581

Fax: (212) 697-3575

Email: ed@grushkomittman.com

and shall be deemed to have been made or delivered (a) upon the earlier of actual receipt and five (5) business days after deposit in regular mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission with receipt confirmation (or if delivered not on a business day, on the first business day following the transmission with electronic confirmation of transmission); (c) one (1) business day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger. The Lenders and the Borrower may change their postal mail address, electronic mail address or facsimile by way of the delivery of a notice in writing to the other party in accordance with the terms of this Section 33.

EXECUTION

34.	This Security Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

INTER-LENDER PROVISIONS

35.	SFBV is hereby appointed as agent of the other Lender(s) in connection with the Charged Property and this Security Agreement.

36.	Irrespective of any provision of law to the contrary or the time, order or method of entry into this Security Agreement, the Lenders’ respective security interests hereunder shall rank pari-passu based on, as of a given date, each Lender’s proportionate amount of the outstanding amount of principal and interest owed to it under its respective Note, to the aggregate outstanding amount of principal and interest owed to the Lenders under the Notes (the “Proportionate Share”).

37.	Upon the occurrence of and during any of the events listed in Section 15 herein, SFBV shall be entitled, at its sole discretion, and the other Lender(s) hereby appoints SFBV as their agent, to take such actions in accordance with the remedies available to the parties with respect to the Charged Property and this Security Agreement, including such actions SFBV deems necessary for the enforcement of the Security Agreement. For the avoidance of doubt, no other Lender shall be entitled to take any of the foregoing actions.

38.	If, following the occurrence of any of the events listed in Section 15 herein, the Secured Sums are accelerated, or any foreclosure, sale, or other disposition or liquidation proceedings concerning the Charged Property are commenced by SFBV, all payments or amounts realized or received thereafter, which payments or amounts are secured by or derived from the Charged Property, will be shared among the Lender(s) based upon their Proportionate Share. If any Party receives any amount from the Borrower in excess of its Proportionate Share, it will hold such excess in constructive trust for the other Lender(s) and will promptly distribute such excess to the other Lender(s).

39.	For the avoidance of doubt, the provisions set forth in Sections 35-40 herein are not intended to limit in any way the security rights of the Lenders in the Charged Property, insofar as the Borrower or any third parties are concerned.

40.	The Borrower may rely on any communication delivered to it by SFBV as a communication delivered in accordance with this Agreement and any notification hereunder shall only be deemed satisfied upon the notification of SFBV.

GOVERNING LAW AND PLACE OF JURISDICTION

41.
(a)	This Security Agreement shall be construed in accordance with the laws of the State of Israel except as to matters which are specifically required by the laws of a foreign jurisdiction to be governed by the laws of such jurisdiction with regard to Charged Property registered in such jurisdiction.

(b)	The exclusive place of jurisdiction for the purpose of this Security Agreement is hereby established as the competent court of law in Israel situated in Tel Aviv-Jaffa; provided, however, that nothing shall be deemed to preclude the Lender Majority from bringing suit or taking other legal action in any other jurisdiction to realize on the Charged Property, or to enforce a judgment or other court order in favor of Lenders.

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IN WITNESS WHEREOF THE PARTIES HAVE CAUSED THIS SECURITY AGREEMENT (FLOATING CHARGE) TO BE SIGNED ON THE DATE FIRST ABOVE WRITTEN.

BORROWER:

MEDYMATCH TECHNOLOGY LTD.

/s/ Michael Rosenberg
Company Stamp /s/ MedyMatch Technology ltd.
By: Michael Rosenberg
Title: Chief Financial Officer

LENDERS:

SOUTH FLORIDA BIOTECH VENTURES, LLC

/s/ Mark Groussman
By: Mark Groussman
Title: Managing Member

PALLADIUM CAPITAL ADVISORS LLC

/s/ Joel Padowitz
By: Joel Padowitz
Title: Managing Member